UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2017

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of William E. Klitgaard and Linda S. Harty as Directors

On March 1, 2017, the Board of Directors of the Company (the “Board”) appointed William E. Klitgaard as a Class II director, effective immediately, to hold office until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified and Linda S. Harty as a Class I director, effective immediately, to hold office until the Company’s 2018 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Mr. Klitgaard will serve as Chairman of the Audit Committee of the Board and Ms. Harty will be appointed as a member of the Audit Committee.

The Nominating and Corporate Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. After reviewing several director candidates, the Nominating and Corporate Governance Committee recommended Mr. Klitgaard and Ms. Harty for appointment to the Board.

There are no related party transactions between Mr. Klitgaard or Ms. Harty and the Company, and the Company believes that Mr. Klitgaard and Ms. Harty satisfy the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act.

Upon their appointment to the Board, the Company granted each of Mr. Klitgaard and Ms. Harty restricted stock units for 514 shares of the Company’s Class A common stock, vesting in full on the one-year anniversary of the date of grant. In addition, as members of the Board, Mr. Klitgaard and Ms. Harty will receive the same compensation paid by the Company to its other non-employee directors under the Company’s existing director compensation program.

With the appointment of each of Mr. Klitgaard and Ms. Harty, independent directors, to the Company’s Audit Committee, the Company has regained compliance with the NASDAQ Listing Rule 5605 (c)(2)(A), which requires listed companies to have at least three audit committee members.

A copy of the press release regarding the appointment of Mr. Klitgaard and Ms. Harty to the Board is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date: March 3, 2017	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer & General Counsel